UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-37660 (Commission File No.)	14-1798693 (IRS Employer Identification No.)

157 Church Street New Haven, Connecticut (Address of principal executive offices)	06506 (Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Uncommitted Line of Credit

On December 15, 2016, Avangrid, Inc. (the “Corporation”) entered into an Offer for a U.S. $50,000,000 Uncommitted Line of Credit for Standby Letters of Credit (the “Agreement”) with Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), pursuant to which the Corporation may request Crédit Agricole to issue standby financial and performance letters of credit for general corporate purposes.

Subject to the terms thereof, amounts outstanding under the letters of credit must be repaid by the Corporation no later than (i) the date that is twelve (12) months after the date of issuance of a financial letter of credit and (ii) the date that is five (5) years after the date of issuance of a performance letter of credit. The aggregate amount of letters of credit outstanding shall not exceed $50 million and the Corporation may request performance lines of credit in increments of at least $10 million. Because the lines of credit are uncommitted, Crédit Agricole is not obligated to make advances thereunder, and the Corporation incurs no commitment fees; however, the Corporation will pay a commission on each individual letter of credit at a rate to be agreed upon at the issuance of each such letter of credit.

The foregoing description is only a summary of the material provisions of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Agreement, a copy of which will be filed by the Corporation as an exhibit to its Annual Report on Form 10-K for the period ending December 31, 2016.

Supplemental Indenture

On December 19, 2016, the Corporation, UIL Holdings Corporation (“UIL”), a wholly-owned subsidiary of the Corporation, and The Bank of New York Mellon, as Trustee, entered into the Third Supplemental Indenture (the “Supplemental Indenture”), dated as of December 19, 2016, whereby the Corporation has replaced UIL as the obligor under the indenture dated as of October 7, 2010 (the “Indenture”) between UIL and The Bank of New York Mellon relating to $450 million in aggregate principal amount of 4.625% Notes due 2020 issued by the predecessor company to UIL (“Predecessor UIL”) in 2010. Under the terms of the Indenture, as supplemented, the Corporation will pay interest on the notes every April 1 and October 1, and the notes will mature on October 1, 2020. The Corporation may redeem the notes at any time at the redemption price described in the Indenture, as supplemented. The notes are unsecured and rank equally with all of the Corporation’s other unsecured and unsubordinated indebtedness from time to time outstanding. In an Event of Default that is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the payment of the entire principal amount of the notes, together with all accrued and unpaid interest. The Indenture and the First Supplemental Indenture between Predecessor UIL and The Bank of New York Mellon, dated October 7, 2010, were filed by Predecessor UIL as Exhibits 4.1 and 4.2, respectively, to Predecessor UIL’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2010 (File No. 001-15052). The Second Supplemental Indenture among Predecessor UIL, Green Merger Sub, Inc. (now, UIL Holdings Corporation) and the Bank of New York Mellon, as trustee, dated as of December 16, 2015 was filed as Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed with the SEC on December 18, 2015.

The foregoing description is only a summary of the material provisions of the Supplemental Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Supplemental Indenture, a copy of which will be filed by the Corporation as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Richard J. Nicholas

Name:	Richard J. Nicholas
Title:	Senior Vice President – Chief Financial Officer

Dated: December 20, 2016

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